                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-A

               For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or (g) of the
                       Securities Exchange Act of 1934

                      Dispatch Management Services Corp.

            (Exact name of registrant as specified in its charter)

        Delaware                                    13-3967426
(State of incorporation or                     (I.R.S. Employer
 organization                                   Identification No.)

65 West 36th Street
New York, New York                                    10018
(Address of principal                               (Zip Code)
executive offices)

  Securities to be registered pursuant to Section 12(b) of the Act:

   Title of each class                Name of each exchange on which
   to be so registered                each class is to be registered
   -------------------                ------------------------------
         None                                      None

    If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. / /

    If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. / /

  Securities to be registered pursuant to Section 12(g) of the Act:

   Title of each class                Name of each exchange on which
   to be so registered                each class is to be registered
   -------------------                ------------------------------
   Common Stock, par value            The Nasdaq National Market
   $.01 per share


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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

    The description of the Registrant's Common Stock, par value $.01 per share (the "Common Stock"), is incorporated herein by reference to the Registration Statement on Form S-1 as filed with the Securities and Exchange Commission on November 10, 1997, as amended.

ITEM 2.   EXHIBITS.

          a. The form of certificate for the Registrant's Common Stock will be incorporated by reference to Exhibit 4.1 which is to be filed by amendment to the Registrant's Registration Statement on Form S-1 under the Securities Act of 1933, as filed with the Securities and Exchange Commission on November 10, 1997.

          b. Certificate of Incorporation of the Registrant, is incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 under the Securities Act of 1933, as filed with the Securities and Exchange Commission on November 10, 1997.

          c.  Bylaws of the Registrant are incorporated herein by reference to
    Exhibit 3.2 to the Registrant's Registration Statement of Form S-1 under the Securities Act of 1933, as filed with the Securities and Exchange Commission on November 10, 1997.

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                                   SIGNATURE

    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    DISPATCH MANAGEMENT SERVICES CORP.

Date: November 10, 1997             By: /s/ Linda M. Jenkinson
                                        -----------------------------------
                                        Linda M. Jenkinson
                                        Chief Executive Officer





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                                 EXHIBIT INDEX
                                 -------------

    EXHIBIT
    NUMBER                  DESCRIPTION
    -------                 -----------

      *1         Description of the Registrant's Common Stock to be registered.

      *2         Form of Certificate for the Registrant's Common Stock.

      *3         Certificate of Incorporation.

      *4         Bylaws.

------------------------

* Incorporated herein by reference to the Registrant's Registration Statement on Form S-1 under the Securities Act of 1933, as amended, as filed with the Securities and Exchange Commission on November 10, 1997.